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                                                                     Exhibit 3.2

                     CERTIFICATE OF AMENDMENT OF CERTIFICATE
                       OF INCORPORATION BEFORE PAYMENT OF
                             ANY PART OF THE CAPITAL

                                       OF

                                   GPPC, INC.



         It is hereby certified that:

         1. The name of the corporation (hereinafter called the "CORPORATION") is GPPC, Inc.

         2. The Corporation has not received any payment for any of its stock.

         3. The certificate of incorporation of the Corporation is hereby amended by striking our Article FIRST thereof and by substituting in lieu of said Article the following new Article:

                  "FIRST: Name. The name of the Corporation is Generac Portable Products, Inc."

         4. The amendment of the certificate of incorporation of the Corporation herein certified was duly adopted, pursuant to the provisions of Section 241 of the General Corporation Law of the State of Delaware, by at least a majority of the directors who have been elected and qualified.

Signed on this 19 day of May, 1998

                                      /s/ Richard A. Aube
                                      -------------------------------
                                      Name: Richard A. Aube
                                      Title: Vice President